SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the  Registrant  [X]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12

                         GRANDSOUTH BANCORPORATION
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                (Name of Registrant as Specified In Its Charter)



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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]  No Fee Required.
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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11:


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     Fee paid previously with preliminary materials

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     2)   Form, Schedule or Registration Statement No.:_________________________

     3)   Filing Party:_________________________________________________________

     4)   Date Filed:___________________________________________________________

                            GrandSouth Bancorporation

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN THAT the 2008 Annual Meeting of the Shareholders of GrandSouth Bancorporation will be held at the offices of GrandSouth Bank at 381 Halton Road, Greenville, South Carolina, on Wednesday, May 21, 2008, at 5:00 p.m., for the following purposes:

          (1)  To elect eight directors to each serve a one-year term; and

          (2) To act upon other such matters as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on April 7, 2008, are entitled to notice of and to vote at the meeting. In order that the meeting can be held, and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date, sign and promptly return the enclosed form of proxy.

         Returning the signed proxy will not prevent a record owner from voting in person at the meeting.

         Enclosed are the Company's 2008 Proxy Statement and the Company's 2007 Annual Report to Shareholders.

                                              By Order of the Board of Directors



April 21, 2008                                Ronald K. Earnest
                                              President

                            GrandSouth Bancorporation
                                 381 Halton Road
                        Greenville, South Carolina 29607

                                 PROXY STATEMENT

         We are providing this proxy statement to our shareholders in connection with the solicitation of proxies by the Board of Directors of GrandSouth Bancorporation for use at our 2008 Annual Meeting of Shareholders to be held on Wednesday, May 21, 2008 at 5:00 p.m. at GrandSouth Bank, 381 Halton Road, Greenville, South Carolina, and at any adjournment or adjournments thereof. Throughout this Proxy Statement, we use terms such as "we," "us," "our" and "our Company" to refer to GrandSouth Bancorporation and terms such as "you" and "your" to refer to our shareholders.

         A Notice of Annual Meeting is attached to this proxy statement and a form of proxy is enclosed. We first began mailing this proxy statement to shareholders on or about April 21, 2008. We are paying the costs of this solicitation of proxies and other expenses associated with the Annual Meeting of Shareholders. The only method of solicitation we will use, other than the mail, is personal contact, including by telephone, or other electronic means by our directors, officers and regular employees, who will not be specially compensated. We intend to request that brokerage houses, nominees, fiduciaries and other custodians forward solicitation materials to beneficial owners of our common stock and obtain their voting instructions, if necessary, and we will reimburse them for their expenses.

                             PURPOSE OF THE MEETING

         The purpose of our 2008 Annual Meeting of Shareholders is to elect eight directors of our Company and to act upon such other matters as may properly come before the meeting or any adjournment thereof.

                                VOTING PROCEDURES
Voting

         If you hold your shares of record in your own name, you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record, you can also attend the Annual Meeting and vote in person. If you hold your shares in street name with a broker or other nominee, you can direct their vote by submitting voting instructions to your broker or nominee in accordance with the procedure on the voting card provided by your broker or nominee. If you hold your shares in street name, you may attend the Annual Meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

Revocability of Proxy

         If you hold your shares of record in your own name and execute and deliver a proxy, you may revoke the proxy at any time before it is voted (1) by mailing or delivering written notice of revocation to Ronald K. Earnest, President, GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607; (2) by submitting a proxy having a later date; (3) by appearing at the meeting and giving notice of revocation to the corporate officers responsible for maintaining the list of shareholders; or (4) by giving notice of such revocation in open meeting of the shareholders. Your attendance at the Annual Meeting will not in itself, constitute revocation of a proxy. However, if you are a record shareholder and desire to do so, you may attend the meeting and vote in person, in which case the proxy will not be used. If you hold your shares in street name with a broker or other nominee you may change or revoke your proxy instructions by submitting new voting instructions to the broker or other nominee.

Quorum, Votes Required and Method of Counting Votes

         You are only entitled to notice of and to vote at the Annual Meeting if you were a record shareholder of our common stock on April 7, 2008 (the "record date"). On that date, we had outstanding 3,381,488 shares of our common stock, no par value per share. Each share outstanding will be entitled to one vote upon each matter submitted at the meeting.

         A majority of the shares entitled to be voted at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the Annual Meeting. "Plurality" means that if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for the positions to be filled would be elected as directors. Because the number of nominees for election at the 2008 Annual Meeting is the same as the number of positions to be filled, we expect that all of the Board of Directors' nominees will be elected. Cumulative voting is not permitted. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors.

         If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter.

Actions to be Taken by the Proxies

         Our Board of Directors selected the persons named as proxy agents on the enclosed proxy form. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted in the manner specified. Unless you specify otherwise, the proxies will be voted "FOR" election of the eight director nominees proposed by our Board of Directors. Our Board of Directors is not aware of any other matters that may be presented for action at the Annual Meeting of Shareholders, but if other matters do properly come before the meeting, the persons named in the proxy intend to vote on such matters in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         If you wish to submit proposals for the consideration of the shareholders at our 2009 Annual Meeting you may do so by sending them in writing to Ronald K. Earnest, President, GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607. You must send or deliver such written proposals in time for us to receive them prior to December 23, 2008, if you want us to include them, if otherwise appropriate, in our proxy statement and form of proxy relating to that meeting. If we do not receive notice of a shareholder proposal prior to March 7, 2009, the persons named as proxy agents in the proxy materials relating to the 2009 Annual Meeting will use their discretion in voting the proxies when the proposal is raised at that meeting.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, eight directors are to be elected to hold office until the 2009 Annual Meeting of Shareholders, or until their successors are duly elected and qualify to serve. Pursuant to our bylaws, the Board of Directors acts as a nominating committee. The Board has nominated for re-election Ronald K. Earnest, Harold E. Garrett, Mason Y. Garrett, Michael L. Gault, Baety O. Gross, Jr., S. Hunter Howard, Jr., S. Blanton Phillips, and J. Calhoun Pruitt, Jr. each of whom is presently serving as a director.

         The persons named in the enclosed form of proxy intend to vote "FOR" the election as directors of Messrs. Earnest, H. Garrett, M. Garrett, Gault,

Gross, Howard, Phillips and Pruitt. Unless a contrary specification is indicated, the enclosed form of proxy will be voted "FOR" such nominees. In the event that any such nominee is not available to serve by reason of any unforeseen contingency, then the persons acting as proxy agents intend to vote, in his stead, for such person as the Board of Directors may recommend.

                            MANAGEMENT OF THE COMPANY
Directors

                                   Positions      Director                     Business Experience for
        Name (Age)               With Company       Since                        the Past Five Years
        ----------               ------------       -----                        -------------------

Ronald K. Earnest (53)           President and      1998*         Our President and Chief Operating Officer since
                                   Director                       October 2000; President and Chief Executive Officer of
                                                                  GrandSouth Bank since October 2000.

Harold E. Garrett (39)             Director         1998*         Owner, Garrett's Discount Golf Carts, Fountain Inn,
                                                                  South Carolina.

Mason Y. Garrett (65)          Chairman and Chief   1998*         Our Chairman and Chief Executive Officer since October
                                Executive Officer                 2000.

Michael L. Gault (52)              Director         1998*         Owner, Gault's Service Center, Fountain Inn, South
                                                                  Carolina (food mart - service station).

Baety O. Gross, Jr. (60)           Director         1998*         Attorney, Simpsonville, South Carolina.

S. Hunter Howard, Jr. (54)         Director         2000*         President and Chief Executive Officer, South Carolina
                                                                  Chamber of Commerce, Columbia, South Carolina.

S. Blanton Phillips (39)           Director         2001          Owner and Chief Executive Officer, BPS, Inc. since
                                                                  2002 (temporary staffing firm).

J. Calhoun Pruitt, Jr. (58)        Director         2006          Attorney, Pruitt and Pruitt, Anderson, South Carolina.

* Includes service as a director of GrandSouth Bank before we acquired the Bank on October 2, 2000.

         Harold E. Garrett and John B. Garrett are the sons of Mason Y. Garrett. Otherwise, none of the executive officers or directors are related by blood, marriage or adoption in the degree of first cousin or closer.

Executive Officers

         Our executive officers are Ronald K. Earnest and Mason Y. Garrett. Information about Messrs. Earnest and Garrett is set forth above under "Directors." Although he has not been designated as one of our executive officers, John B. Garrett (age 37) is our principal financial officer and the principal financial officer of our Bank. Mr. Garrett has served in those positions since 2000.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table shows information as of April 7, 2008 about shares of our common stock beneficially owned by each of our directors and director nominees and each officer named in the Summary Compensation Table. Except as otherwise indicated, to management's knowledge, all shares are owned directly with sole voting power. Other than as shown below, no persons were known by management to be the beneficial owners, as defined in Rule 13d-3 of the Securities Exchange Commission, of 5% or more of our common stock.

          Name of Beneficial Owner           Amount and Nature of     Percent of
            (and address of 5% owners)       Beneficial Ownership        Class
          ----------------------------       --------------------        -----

          Ronald K. Earnest                      218,l60 (1)              6.2
            381 Halton Road
            Greenville, S.C.

          Harold E. Garrett                      142,104 (2)              4.2
            Fountain Inn, S.C.

          Mason Y. Garrett                       646,875 (3)             18.3
            381 Halton Road
            Greenville, S. C.

          J. B. Garrett                          106,814 (4)              3.2
            Greenville, S.C.

          Michael L. Gault                        63,709 (5)              1.9
            Fountain Inn, S.C.

          Baety O. Gross, Jr.                     39,709 (6)              1.2
            Simpsonville, S.C.

          S. Hunter Howard, Jr.                   18,772 (7)                *
            Columbia, S.C.

          S. Blanton Phillips                     14,074 (8)                *
            Fountain Inn, S.C.

          J. Calhoun Pruitt, Jr.                   1,000                    *
            Anderson, S.C.
                                               ---------
          All Directors and executive          1,251,217 (9)             33.9
          officers as a group
          (9 persons)

*Less than 1%.

(1)  Includes currently exercisable options to purchase 145,927 shares.
(2) Includes 4,296 shares held by Mr. Garrett's wife as to which Mr. Garrett disclaims beneficial ownership; 2,223 shares held by Mr. Garrett as custodian for his daughter and 6,519 shares held by Mr. Garrett as custodian for his son; and currently exercisable options to purchase 2,200 shares. Of the total shares beneficially owned by Mr. Garrett, 113,100 are pledged as collateral.
(3) Includes currently exercisable options to purchase 145,927 shares; 175,062 shares owned by Mr. Garrett's wife, as to which Mr. Garrett disclaims beneficial ownership; 24,811 shares held by Mr. Garrett as custodian for his son; 2,223 shares held by Mr. Garrett as custodian for his step-daughter; and 61,492 shares held by Mr. Garrett as custodian for his brother. Of the total shares beneficially owned by Mr. Garrett, 152,265 are pledged as collateral.

(4) Includes currently exercisable options to purchase 5,940 shares; 2,019 shares owned by Mr. Garrett's wife, as to which Mr. Garrett disclaims beneficial ownership; and 8,514 shares held by Mr. Garrett as custodian for his sons. Of the total shares beneficially owned by Mr. Garrett, 67,436 are pledged as collateral.
(5) Includes currently exercisable options to purchase 2,200 shares; and 60,409 shares held by Mr. Gault's wife and children, as to which Mr. Gault disclaims beneficial ownership.
(6) Includes currently exercisable options to purchase 2,200 shares; and 19,061 shares held by Mr. Gross' wife and children, as to which Mr. Gross disclaims beneficial ownership.
(7)  Includes currently exercisable options to purchase 2,200 shares.
(8) Includes currently exercisable options to purchase 2,200 shares. Of the total shares beneficially owned by Mr. Phillips, 10,795 are pledged as collateral.
(9)  Includes currently exercisable options to purchase 308,794 shares.

                               GOVERNANCE MATTERS

Director Independence


         Our Board of Directors has determined that none of Michael L. Gault, Baety O. Gross, Jr., S. Hunter Howard, Jr., S. Blanton Phillips, or J. Calhoun Pruitt, Jr. has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each such director is independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented (the "Nasdaq Rules"). As disclosed under "Certain Relationships and Related Transactions" our independent directors and some of their affiliates from time to time have loan and deposit and other banking relationships with our Bank. Our Board does not consider these relationships to compromise our directors' independence.


Director Attendance at Board and Committee Meetings and Shareholder Meetings

         During the last fiscal year, ending December 31, 2007, our Board of Directors met 12 times, including regular and special meetings. Each director attended at least 75% of the meetings of the Board and committees of which he was a member during 2007.

         We encourage, but do not require, our directors to attend our annual meetings of shareholders. Last year, all of our directors attended the annual meeting of shareholders.

Committees of the Board of Directors

Nominating Committee

         Our Board of Directors does not have a separate nominating committee. Rather, the entire Board of Directors acts as nominating committee. Based on our size, the small geographic area in which we do business and the desirability of directors being a part of the communities we serve and familiar with our customers, our Board of Directors does not believe we would derive any significant benefit from a separate nominating committee. Messrs. Earnest, H. Garrett and M. Garrett are not independent as defined in the Nasdaq Rules. We do not have a Nominating Committee charter.

Audit Committee


         We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Audit Committee is comprised of Michael L. Gault, Baety O. Gross, Jr., S. Hunter Howard, Jr., S. Blanton Phillips, and J. Calhoun Pruitt, all of whom are non-employee directors. Each member of the Audit Committee is independent as defined in the Nasdaq Rules. Our Audit Committee is responsible for appointment of the independent auditors and oversees the internal and external audit function. We do not have an Audit Committee charter. The Audit Committee met twice in 2007.


Compensation Committee

         Our Board of Directors does not have a separate executive compensation committee or a compensation committee charter. Rather, the entire Board of Directors acts as an executive compensation committee, and each director, including our Chairman and Chief Executive Officer, participates in consideration of director and executive officer compensation. Because of the relatively small size of our Board of Directors, and because of the deference we accord to our Chairman and Chief Executive Officer and our President (both of whom are directors) with respect to compensation determinations, we do not believe we would derive any significant benefit from having a separate compensation committee. Our Board has delegated to Mr. Earnest authority to make compensation decisions with respect to Mr. J.B. Garrett's compensation. Our
Board has also delegated responsibility for administering parts of our compensation programs to our Human Resources Department. However, our Board has complete ultimate authority over executive officer and director compensation and does not otherwise delegate that authority to any other persons or group of persons. Messrs. Earnest, H. Garrett and M. Garrett are not independent as defined in the Nasdaq Rules. We do not use compensation consultants.

Director Nomination Process

         In recommending director candidates, our Board takes into consideration such factors as it deems appropriate based on our current needs. These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, interpersonal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background, and other Board members' experience and business background, as well as the candidate's ability to devote the required time and effort to serve on the Board.

         The Board will consider for nomination by the Board as a Board of Directors' nominee candidates our shareholders recommend if the shareholders comply with the following requirements. If you wish to recommend a director candidate to the Board for consideration as a Board of Directors' nominee, you must submit in writing to the Board the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. This information must be delivered to our Chairman at our address and must be received no later than January 15 in any year for a potential candidate to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The Board may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates you recommend that comply with these requirements will receive the same consideration that the Board of Directors' candidates receive.

         Director candidates you recommend will not be considered for recommendation by the Board as potential Board of Directors' nominees if your recommendations are received later than January 15 in any year. However, you may nominate director candidates yourself for election at the annual meeting, but no person who is not already a director may be elected at an annual meeting of shareholders unless that person is nominated in writing at least 90 days prior to the meeting. Such nominations, other than those made by or on behalf of our existing management, must be made in writing and must be delivered or mailed to our President not less than 90 days prior to any meeting of shareholders called for the election of directors. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee. No other nominations have been made for the 2008 Annual Meeting.

Shareholder Communications with the Board of Directors

         If you wish to send communications to the Board of Directors you should mail them addressed to the intended recipient by name or position in care of:
Corporate Secretary, GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to each of the non-employee directors.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and certain individuals are required to report periodically their beneficial ownership of our common stock and any changes in beneficial ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to us and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2007.

                             MANAGEMENT COMPENSATION

Executive Compensation

         The following table shows information about compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and our President during 2007.

                           SUMMARY COMPENSATION TABLE

Name                                   Year      Salary       Bonus     Option       Nonquali-    All              Total
and                                                ($)         ($)      Awards       fied         Other             ($)
Principal                                                                 ($)(1)     Deferred     Compen-
Position                                                                             Compensa-    sation
                                                                                     tion            ($)(2)
                                                                                     Earnings
                                                                                         ($)
-------------------------------        ----      --------    --------   ---------    ---------     ---------    --------
Mason Y. Garrett                       2007      $100,000           -    $21,877            -       $17,434     $139,311
    Chairman of the Board              2006       100,000           -     33,190            -        18,335      151,525
    and Chief Executive Officer

Ronald K. Earnest                      2007      $265,000     $35,000    $21,877     $  3,794       $25,210     $350,881
    President and Chief                2006       200,000      50,000     31,442       61,102        21,879      364,423
    Operating Officer

J. B. Garrett                          2007       $90,000     $ 7,500    $10,486            -       $ 7,928     $115,914
    Senior Vice President              2006        75,000      10,000      7,815            -         6,958       99,773
    and Chief Financial Officer

(1) The assumptions made in valuation of option awards are set forth in Note 1 to our audited financial statements for the year ended December 31, 2007, which are included in our Form 10-K for the year ended December 31, 2007 and in our 2007 Annual Report to Shareholders. The amounts shown in this column are the dollar amounts recognized for financial statement reporting purposes with respect to 2007 in accordance with Financial Accounting Standard 123R, and do not represent cash payments to the persons named or amounts that they may realize in the future.
(2) Includes our 2007 contributions to the Bank's 401(k) Plan on behalf of Messrs. M. Garrett, J. Garrett and Earnest, respectively; premiums we paid for medical insurance, disability insurance and life insurance for each of Messrs. M. Garrett, J. Garrett and Earnest; country club and eating club dues and expenses paid on behalf of Messrs. M. Garrett and Earnest; and the aggregate incremental cost to us of providing automobiles to Messrs. M. Garrett and Earnest as follows:

                                                          Medical and                                Automobiles
                                     401(K)          Disability Insurance       Life Insurance      and Club dues
                                     ------          --------------------       --------------      -------------
    M. Garrett                      $   236               $4,188                  $1,847                $11,163
    R. Earnest                       10,600                4,188                   1,325                  9,097
    J. Garrett                        3,600                4,188                     140                      -

Overview of Executive Compensation Objectives

         The following discussion provides information about compensation decisions for Mason Y. Garrett, our Chief Executive Officer, and Ronald K. Earnest, our President and Chief Operating Officer, who are our only designated executive officers, as well as for John B. Garrett, our Senior Vice President and Chief Financial Officer and our next most highly compensated senior officer, but whom we have not designated as an executive officer. (Although John B. Garrett is not designated as an executive officer, we use the term "executive officers" throughout this discussion to refer to Messrs. M.
Garrett, Earnest and J.B. Garrett.)

         Executive Compensation Objectives

         Our Board of Directors sets executive officer compensation, and has historically followed an informal policy of providing our executive officers with a total compensation package consisting of salary, bonuses, insurance and other benefits, and stock options. The Board's objectives in setting executive compensation are:

          o    to  attract,  motivate  and retain  talented  and  dedicated  key executives;
          o to set salaries and benefits and, from time to time, award options, at competitive levels designed to foster a team-orientation toward achievement of our business objectives and to encourage our executive officers to perform at their highest levels in order to increase earnings and value to shareholders; and
          o where appropriate, to award bonuses and increase salaries to reward our executive officers for performance.

         Compensation is designed to reward our individual executive officers both for their personal performance and for performance of our Company with respect to growth in assets and earnings, expansion and increases in shareholder value. The Board has not historically set specific advance goals for personal or corporate performance. The Board makes its decisions about allocations between long-term and current compensation, allocations between cash and non-cash compensation, and allocations among various forms of compensation, in its discretion based on the Board's subjective assessment of how these allocations will best meet the Board's overall compensation goals outlined above.

         Components of Executive Compensation

         During 2007, compensation for our executive officers consisted primarily of three key components: base salary, bonuses and option awards. We also provide various additional benefits to executive officers, including health, life and disability plans, retirement plans, employment and change of control arrangements, and perquisites. For 2007, base salary comprised approximately 75% of total executive officer compensation, bonuses comprised approximately 7% of total executive officer compensation, option awards comprised approximately 9% of total executive officer compensation, plan benefits comprised approximately 1% of total executive officer compensation, and perquisites comprised approximately 8% of total executive officer compensation. The Board of Directors based its decisions to allocate executive officer compensation in this manner on its subjective assessment of how such allocation would meet our goals of remaining competitive and of linking compensation to our corporate performance and individual executive officer performance.

         Factors Considered in Setting Compensation

         At least annually, our President discusses his proposed compensation with our Chief Executive Officer, and makes recommendations with respect to the various elements and amounts of compensation that he believes are appropriate based on our overall financial performance and the extent to which we have met our financial goals, our compliance with applicable regulatory requirements, and our President's personal performance in helping us achieve our goals. In the context of his compensation discussions with our Chief Executive Officer, our President may also refer to information about types and amounts of compensation awarded to executive officers of other financial institutions in our market area and in the southeast, which he derives from proxy statements for such institutions and other publicly available sources. He provides this information for comparison purposes only, and not with the intention that compensation of such other executive officers should be used to create target levels for his compensation. Based on these discussions, our President and Chief Executive Officer negotiate a mutually agreeable compensation package for our President, which our Chief Executive Officer then presents to the Board for its consideration. Historically, the Board has deferred to these recommendations and has approved the compensation proposed for our President. Similarly, our Chief Executive Officer makes annual recommendations to our Board with respect to the various elements and amounts of compensation that he believes are appropriate for him. The Board has also historically deferred to these recommendations and approved the proposed compensation for our Chief Executive Officer. In approving the proposed compensation, our Board also has taken into consideration Mr.
Garrett's and Mr. Earnest's knowledge, skills, scope of authority and responsibilities, job performance and tenure with us as an executive officer, as well as the Board's perception of the fairness of the compensation paid to them in relation to what we pay our other officers. In particular, the Board has taken into account that Mr. Earnest and Mr. Garrett, both of whom have been with us since we organized, have been largely responsible for our growth and performance over the past eight years.

         The Board has delegated to Mr. Earnest the authority to set the types and amounts of compensation for our other senior officers, including our Chief Financial Officer (with the exception of equity-based awards, which may be recommended by Mr. Earnest, but must be approved by our Board). Mr. Earnest makes his decisions about our Chief Financial Officer's compensation based on various subjective factors, including his knowledge of financial and accounting matters, his scope of authority and responsibilities, his job performance and his experience.

         We review the levels of compensation paid to our executive officers annually and make adjustments based on the foregoing factors as well as other subjective factors.

         Timing of Executive Compensation Decisions

         Annual salary reviews and adjustments and bonus awards are routinely made in December of each year at our last regularly scheduled Board meeting. Equity-based awards may be made at various times during the year. Compensation determinations may also be made at other times during the year in the case of newly hired executives or promotions of existing employees that could not be deferred until the next monthly board meeting. The Board does not time any form of compensation award, including equity-based awards, to coincide with the release of material non-public information.

         Stock Options

         Stock option awards are also set by the Board at levels believed (based on representations of our Chief Executive Officer) to be competitive with other financial institutions and to advance our goal of retaining key executives, as well as levels believed to appropriately align the interests of management with the interests of shareholders. Since options are granted with exercise prices set at fair market value of our common stock on the date of grant, executives can only benefit from the options if the price of our stock increases. The Board believes the costs to our Company of granting options as opposed to paying additional cash compensation, both in terms of the impact on earnings under the new accounting rules for options and potential dilution of the outstanding common stock, are far-outweighed by the benefits provided to us in terms of providing incentives to our executive officers to increase earnings and shareholder value. The Board does not award options every year.

         Employment Agreement and Retirement Benefits

         We have entered into an employment agreement with our President, Mr. Earnest, that provides, among other things, for payments to him if we terminate his employment other than for cause or in the event of disability or death, if there is a change of control of our Company, or if Mr. Earnest terminates his employment because of certain actions taken by us. This agreement is described under the caption "--Noncompetition, Severance and Employment Agreement." We have also entered into an Executive Supplemental Retirement Agreement with Mr. Earnest that provides for payments to Mr. Earnest upon his retirement, death or disability, or termination of employment after a change of control. This agreement is described under the caption "--Executive Supplemental Retirement Plan." The events set forth as triggering events for the payments in these agreements were selected because they are events similar to those provided for in many employment agreements for executive officers of financial institutions throughout South Carolina. It has become increasingly common in South Carolina for community financial institutions to provide for such payments under such conditions. We believe these types of arrangements are an important factor in attracting and retaining our executive officers by assuring them financial and employment status protections in the event control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and, thereby, can help to align their interests more closely with those of shareholders in negotiating transactions that could result in a change of control.

         Other Benefits

         We provide our executive officers with insurance benefits provided to all other employees and make contributions to our 401(k) plan on their behalf on the same basis as we make contributions for all other employees. We also provide additional life insurance coverage in an amount equal to one and one-half times annual salary at death to each of Messrs. M. Garrett, Earnest and J. Garrett.

         We also pay country club and eating club dues for our President and our Chief Executive Officer and provide each of them with an automobile for business and personal use. In addition, we encourage, and pay for our executives and their spouses, to attend banking conventions and seminars. The Board has determined that these benefits play an important role in our executive officers' business development activities on behalf of our Company.

         The Board has also determined that providing the foregoing benefits helps to retain key executives and is an important factor in keeping our executive compensation packages competitive in our market area.

         2008 Compensation Adjustments

         For 2008, the Board has increased base salaries for Messrs. Earnest and
J. Garrett to 278,250 and 94,500, respectively. Mr. M. Garrett's base salary remained unchanged at $100,000.

         Tax and Accounting Considerations

         We expense salary, bonus and incentive compensation and benefit costs as they are incurred for tax and accounting purposes. Salary, bonus and incentive compensation, and some benefit payments are taxable to the recipient as ordinary income. The tax and accounting treatment of the various elements of compensation is not a major factor in our decision making with respect to executive compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

         Security Ownership Guidelines and Hedging of Securities

         We do not have any formal security ownership guidelines for our executive officers, but all of our executive officers beneficially own a significant number of shares. We do not have any policies regarding our executive officers' hedging the economic risk of ownership of our shares.

         Financial Restatement

         The Board of Directors does not have a policy with respect to adjusting retroactively any cash or equity based incentive compensation paid to our executive officers where payment was conditioned on achievement of certain financial results that were subsequently restated or otherwise adjusted in a manner that would reduce the size of an award or payment, or with respect to recovery of any amount determined to have been inappropriately received by an individual executive. If such a restatement were ever to occur, the Board would expect to address such matters on a case-by-case basis in light of all of the relevant circumstances.

Noncompetition, Severance and Employment Agreement


         Term and Compensation

         We have entered into a Noncompetition, Severance and Employment Agreement with Mr. Earnest. Mr. Earnest's Employment Agreement provides for his employment as our President and Chief Operating Officer. The agreement is for a rolling three year term, unless notice of termination of the rolling term is given by either party. Any party may, by notice to the others, cause the agreement to cease to extend automatically and, upon such notice, the "term" of the agreement will be the three years following the date of such notice, and the agreement will terminate upon the expiration of such term. If no such notice is given and the agreement is terminated as a result of our terminating Mr. Earnest's employment, then for the purposes of calculating any amounts payable to Mr. Earnest as a result of such termination, the remaining term of the agreement will be deemed to be three years from the date of such termination.

         The agreement provides for a base salary of at least $265,000 per year. The base salary may be increased by the Board of Directors from time to time in its discretion. The agreement also provides for payment of annual incentive bonuses determined in accordance with the terms of any incentive plans adopted by the Board of Directors, stock options at the discretion of the Board of Directors, an automobile, country club dues, and any other employee benefits we generally provide to our most highly ranking executives for so long as we provide such benefits. Other terms of the agreement include terms dealing with termination and the rights of Mr. Earnest to payments following termination after a change of control and under certain other circumstances, and noncompetition, confidentiality and related agreements.

         Termination of Employment by the Company

         The agreement provides that if we terminate Mr. Earnest's employment as a result of disability or if he dies while employed by us, we will have no obligation to make any payments to him except with respect to vested rights or benefits. The agreement provides that we may terminate Mr. Earnest's employment for cause and we will have no obligation to make any payments to him except with respect to vested rights or benefits, unless we terminate his employment for cause after a change of control.

         If we terminate Mr. Earnest's employment within 24 months following a change of control, and such termination is not for cause or as a result of disability or his death, we will be required to pay him immediately as severance the compensation and benefits discussed above under " - Term and Compensation" that would otherwise be payable over the three years subsequent to his termination.

         The agreement defines "change of control" as any of the following: (a) an acquisition (other than directly from us) of any of our voting securities by any person, or persons acting as a group, immediately after which the person or group has ownership of more than 50% of the combined voting power of our then outstanding voting securities (however, such an acquisition by us or by certain entities controlled by us, or an acquisition in connection with a merger or similar transaction subsequent to which the persons who were our shareholders immediately prior to the transaction still own at least a majority of the voting power of the surviving entity and subsequent to which the persons who were members of our Board of Directors immediately prior to the transaction continue to constitute at least a majority of the board of the surviving entity after the transaction, will not be deemed to be a change of control); (b) a majority of the individuals who were members of our Board of Directors as of the date of the employment agreement, or persons subsequently elected by a vote of at least a majority of those directors, are replaced for any reason during any twelve month period; (c) a merger, consolidation or reorganization, unless the persons who were our shareholders immediately prior to the transaction still own at least a majority of the voting power of the surviving entity after the transaction and the persons who were members of our Board of Directors immediately prior to the transaction continue to constitute at least a majority of the board of the surviving entity after the transaction; or (d) the sale or other disposition of all or substantially all of our assets (other than to one of our subsidiaries). The agreement further provides that, if Mr. Earnest's employment is terminated without cause prior to a change of control and he reasonably demonstrates that termination was at the request of a third party who indicated an intention or took steps reasonably calculated to effect a change of control and who actually effectuated a change of control, or that termination otherwise occurred in connection with, or in anticipation of, a change of control that actually occurred, then the date of the change of control with respect to Mr. Earnest will mean the date immediately prior to the date of termination of his employment.

         If we terminate Mr. Earnest's employment in the absence of a change of control, and such termination is not for cause or as a result of disability or his death, we will be required to pay him immediately as severance the compensation and benefits discussed above under " - Term and Compensation" for the remaining term of the agreement.

Termination of Employment by Mr. Earnest

         If we materially breach the agreement and do not cure the breach within 30 days after Mr. Earnest gives us written notice of the breach, Mr. Earnest may terminate the agreement, and we will be required to pay him immediately as severance the compensation and benefits discussed above under " - Term and Compensation" that would otherwise be payable over the three years subsequent to his termination. If Mr. Earnest terminates his employment for good reason, we will be required to pay him immediately as severance the compensation and benefits discussed above under " - Term and Compensation" that would otherwise be payable over the three years subsequent to his termination.

         The agreement defines "good reason" for Mr. Earnest to terminate the agreement as: (a) a material diminution of his base compensation; (b) a material diminution of his authority, duties or responsibilities; (c) a material diminution in the authority, duties or responsibilities of the supervisors to whom he is required to report; (d) a material diminution in the budget over which he retains authority; (e) a material change in the geographic location at which he is required to perform services; or (f) any other material breach of the agreement by us.

         If Mr. Earnest terminates his employment other than as a result of our uncured material breach of the agreement or for good reason, we will have no obligation to make any payments to him except with respect to vested rights or benefits and he will be subject to the non-competition provisions of the agreement.

Other Provisions of the Agreement

         If we terminate Mr. Earnest's employment, other than for cause or as a result of disability or his death, or if Mr. Earnest terminates his employment as a result of our material breach of the agreement or for good reason, all of his rights pursuant to awards of share grants or options granted by us will be deemed to have vested and will be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, and Mr. Earnest will be deemed to be credited with service with us and the Bank for the remaining term of the agreement for the purposes of our benefit plans and the Bank's benefit plans.

         For purposes of determining the severance payments we must make to Mr. Earnest in the event we terminate his employment other than for cause or as a result of disability or his death, or in the event Mr. Earnest terminates his employment as a result of our material breach of the agreement or for good reason, (a) the amount of annual salary will be deemed to be the annualized salary being paid immediately prior to the termination, (b) the annual amount of unfixed compensation (such as a bonus) will be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination, and (c) the annual amount of benefits will be deemed to be the sum of the costs to us and the Bank of providing the benefits to him for the twelve month period ending immediately prior to the termination.

         In the event of a change of control, Mr. Earnest's stock options will all vest, even if he remains employed by us, and he will have a minimum of one year from vesting to exercise the options. If, however, such accelerated vesting or minimum exercise period would be inconsistent with the terms of the plan under which the options were issued, the plan will control.

         If any payment provided for in the agreement would, if paid, constitute a "golden parachute payment" as defined in 12 C.F.R. ss. 359.1(f) as in effect on the date the payment is due, our obligation to make such payment will be subject to an additional condition that the circumstances which cause the payment to be a "golden parachute payment" shall have ceased to exist, but such payment will become payable in full at such time as the condition is met, together with interest at the prime rate, compounded annually, from the date such payment would have been due had it not been a "golden parachute payment" until paid.

         The agreement requires Mr. Earnest to maintain the confidentiality of our confidential business information during the term of his employment with us or the Bank and for a period of 24 months following termination of his employment. If we terminate Mr. Earnest's employment for cause prior to a change of control, or if he voluntarily terminates his employment prior to a change of control, then, for a period of one year following termination, he may not engage in certain competitive activities, including: (a) accepting employment with any financial institutions in our market areas; (b) interfering with our employee and customer relationships; (c) soliciting banking business or customer relationships from our customers; (d) soliciting business on the basis of his former affiliation with us; or (e) otherwise competing, directly or indirectly, with us. If, however, Mr. Earnest's employment is terminated for any reason following a change of control, there will be no limitation on his competitive activities with us, including direct competition.

         The foregoing is merely a summary of certain provisions of the Noncompetition, Severance and Employment Agreement, and is qualified in its entirety by reference to such Agreement, which has been filed with the Securities and Exchange Commission as an Exhibit to our Form 10-K for the year ended December 31, 2007.

Executive Supplemental Retirement Plan and Endorsement Method Split Dollar Plan Agreement

         Executive Supplement Retirement Plan

         We have entered into an Executive Supplemental Retirement Agreement with Ronald K. Earnest, our President and Chief Operating Officer. The agreement provides for payments of benefits to Mr. Earnest commencing at his retirement at age 65, or earlier in the event of death or disability. The agreement also provides for payment of a related death benefit to his designated beneficiary.

         The agreement requires that we establish a liability reserve account (the "Pre-Retirement Account") on our books for the benefit of Mr. Earnest. Prior to his retirement, this account is to be increased or decreased each year until his retirement by the Index Retirement Benefit. "Index Retirement Benefit" is defined by the agreement as (1) the excess of (A) the aggregate annual after-tax income from the life insurance policy we have purchased to fund our obligations under the agreement over (B) the product of the amount obtained by multiplying (i) the average federal funds rate times (ii) the sum of (x) the premiums paid for the life insurance policy plus (y) the amount of any after-tax benefits paid to Mr. Earnest plus (z) the after-tax product of (i) and (ii) for all previous years, (2) divided by a factor equal to 1.05 minus the marginal tax rate. The life insurance policies we purchased have an aggregate face amount of $2,142,367 and the aggregate premiums we paid were $736,000. The period over which payments are to be made and the amount of payments varies depending upon whether Mr. Earnest's employment terminates as a result of his retirement at age 65, or his employment terminates as a result of death.

         If Mr. Earnest remains employed by us until he reaches age 65, he will be entitled to receive the balance in the Pre-Retirement Account in 15 equal annual installments beginning 30 days after his retirement. In addition to these payments and commencing in conjunction with them, Mr. Earnest will be paid the Index Retirement Benefit for each plan year after his retirement, including the remaining portion of the plan year following retirement.

         If Mr. Earnest voluntarily resigns for good reason or if we discharge him without cause prior to his reaching age 65, he will be entitled to receive 25% times the number of full years of employment with us from the date of first employment (to a maximum of 100%), times the balance in the Pre-Retirement Account payable to him in 15 equal annual installments commencing 30 days following his reaching age 65. In addition to these payments and commencing in conjunction with them, he will receive 25% times the number of full years of employment with us from the date of first employment with us (to a maximum of 100%), times the Index Retirement Benefit for each plan year subsequent to the year in which he reaches age 65, and including the remaining portion of the plan year in which he reaches age 65 until his death.

         If Mr. Earnest dies while there is a balance in his Pre-Retirement Account, the unpaid balance of the Pre-Retirement Account will be paid in a lump sum to the individual or individuals he has designated. This payment will be made the first day of the second month following his death. If Mr. Earnest becomes disabled, and his employment is terminated because of such disability, he will immediately begin receiving the same benefits discussed above as he would receive if he had retired at age 65, even if he has not reached age 65, and he will be 100% vested in the entire benefit amount.

         If there is a change of control of our Company, and, within 24 months thereafter, Mr. Earnest terminates his employment for good reason or if we discharge him without cause prior to his reaching age 65, he will be entitled to receive the same benefits discussed above upon attaining age 65, as if he had been continuously employed by us until reaching age 65. He will also remain eligible for all death benefits provided for above.

         A "change of control"  will be deemed to have been  effected if either:
(1) voting control over more than 50% of our stock is acquired, directly or indirectly, by any person or group acting in concert; (2) our Company is merged with or into any other entity and our shareholders immediately prior to the merger own less than 50% of the combined voting power of the surviving entity; or (3) more than 50% of our assets are acquired, directly or indirectly, by any person or group acting in concert during any consecutive 12 month period.

         Although we plan to use the life insurance policy to fund our obligations under the agreement, our obligations are independent of the policy.

         Endorsement Method Split Dollar Plan Agreement

         In conjunction with the Supplemental Executive Retirement Plan, we have also entered into a Life Insurance Endorsement Method Split Dollar Plan Agreement. We are required to pay the premiums for a life insurance policy or policies on the life of Mr. Earnest. We own the policies. Upon Mr. Earnest's death, his beneficiary will be entitled to an amount equal to 80% of the net-at-risk insurance portion of the proceeds of the policy. The net-at-risk insurance portion is the total proceeds less the cash value of the policy. We will be entitled to the remainder of the proceeds. We will share with Mr. Earnest any interest due on the death proceeds on a pro rata basis.

         The foregoing is merely a summary of certain provisions of the Executive Supplemental Retirement Agreement and Endorsement Method Split Dollar Plan Agreement, and is qualified in its entirety by reference to such Agreement, which has been filed with the Securities and Exchange Commission as an Exhibit to our Form 10-K for the year ended December 31, 2007.

         Outstanding Equity Awards At 2007 Fiscal Year-End

         The following table provides information, on an award-by-award basis, about options to purchase shares of our common stock our executive officers held at the end of 2007. We have not granted any other equity based awards to our executive officers.


                                                     Option Awards

      Name                 Number          Number          Option     Option
                           of              of              Exercise   Expiration
                           Securities      Securities      Price      Date
                           Underlying      Underlying         ($)
                           Unexercised     Unexercised
                           Options         Options
                                 (#)             (#)
                           Exercisable     Unexercisable
      ------------------   ------------    -------------    -----      ---------
      Mason Y. Garrett         15,039         22,558(1)      4.14      8/19/2015
                               38,651              0         5.18      1/16/2012
                               92,238              0         3.25     11/17/2008
      Ronald K. Earnest        18,039         22,598(1)      9.14      8/19/2015
                               38,651              0         3.58      3/21/2011
                               92,238              0         3.25     11/17/2008
      J. B. Garrett             1,100          4,400(2)     12.27      4/19/2006
                                4,840          1,210(3)      6.08      2/18/2014
                                    0          3,000(4)     15.55      5/15/2017

(1) These options vest in increments of 7,519 shares on each of August 19, 2008, 2009 and 2010.
(2) These options vested/vest in increments of 1,100 shares on each of April 19, 2008, 2009, 2010 and 2011.
(3)  These options vested on February 18, 2008.
(4) These options vest in increments of 600 shares on each of May 15, 2008, 2009, 2010, 2011 and 2012.

1998 Stock Option Plan

         We maintain a stock option plan for the benefit of directors, officers and employees. The Board of Directors believes stock options provide an excellent method to attract and retain key employees, officers and directors, and to provide them with incentives that help to closely align their interests with ours.

         The 1998 Stock Option Plan was originally adopted by the shareholders of GrandSouth Bank at the 1998 annual meeting of shareholders, and was assumed by us upon our acquisition of the Bank. The Plan was amended at the 2005 Annual Meeting of Shareholders to increase the number of shares of our common stock reserved for issuance under the plan. The plan, as amended, reserves a total of 856,028 shares (adjusted for stock dividends) for issuance under the plan. The plan provides for the grant of both incentive stock options and non-qualified stock options. Options may be granted pursuant to the plan to persons who are directors, officers or employees of our Company or any subsidiary at the time of grant. Non-employee directors are only eligible to be granted non-qualified stock options. The plan may be administered by the Board of Directors or a committee appointed by the Board.

         The Board of Directors or the committee selects the employees to receive grants under the plan and determines the number of shares covered by options granted under the plan. All incentive stock options must have an exercise price not less than the fair market value of the Common Stock at the date of grant, as determined by the Board of Directors or the committee. Non-qualified options have such exercise prices as may be determined by the Board of Directors or the committee at the time of grant, and such exercise prices may be less than fair market value. The Board of Directors or the committee may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. No options may be exercised after ten years from the date of grant, and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is our employee, within three months after the date of termination of employment, or within twelve months of death or disability. Terms relating to exercisability of non-qualified options on termination of employment, death or disability are as set by the Board of Directors or the committee. The number of shares reserved for issuance under the plan, the number of shares covered by outstanding options, and the exercise prices of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without our receipt of consideration, such as stock splits, stock dividends, merger, consolidation, recapitalization, and the like. The Board of Directors may amend, suspend or terminate the plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the plan, materially increase the benefits accruing to participants under the plan, or materially modify the eligibility requirements under the plan without your approval or ratification. The plan will terminate in November, 2008, and no options will be granted thereunder after that date. However, the Board expects to adopt another equity plan to replace the 1998 Plan and currently intends to submit the new plan to shareholders for approval at the 2009 Annual Meeting.

         The foregoing description is merely a summary of the 1998 Stock Option Plan and is qualified in its entirety by the terms of the plan. The plan is filed with the Securities and Exchange Commission as an appendix to the Company's Proxy Statement for the 2005 Annual Meeting of Shareholders, which is available on the Securities and Exchange Commission's website at www.sec.gov.

                           2007 DIRECTOR COMPENSATION

         The table below sets forth information about compensation we provided to our directors for their service to the Company and the Bank in 2007. During 2007, we paid our directors $800 for each meeting of the Board of Directors. For 2008, we have increased director fees to $900 per meeting. All of our directors are also directors of our Bank, but the Bank does not pay any additional fees. We do not pay our directors who are also our executive officers for their service as directors.

                           2007 Director Compensation

       Name                              Fees          Option        Total
                                        Earned         Awards         ($)
                                          or           ($)(1)
                                        Paid in
                                         Cash
                                          ($)

       -----------------------          -----           ------        -------
       Harold E. Garrett                9,600            3,113        12,713
       Michael L. Gault                 9,600            3,113        12,713
       Baety O. Gross, Jr.              9,600            3,113        12,713
       S. Hunter Howard, Jr.            9,600            3,113        12,713
       S. Blanton Phillips              9,600            3,113        12,713
       J. Calhoun Pruitt, Jr.           9,600                0         9,600

(1) The amounts shown in this column are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123(R), and do not represent cash payments to our directors or amounts that may be realized by them in the future. The assumptions made in valuation of option awards are set forth in Note 1 to our audited financial statements for the year ended December 31, 2007, which are included in our Form 10-K for the year ended December 31, 2007 and in our 2007Annual Report to Shareholders. The grant date fair value of each option award is $2.83 per share. At December 31, 2007, each director in the table above, except Mr. Pruitt, held options to purchase a total of 5,500 shares of which 2,200 are currently exercisable. Mr. Pruitt does not hold any options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, our Bank makes loans to, accepts deposits from, and provides other banking services to our directors, officers, principal shareholders, their associates and members of such persons' immediate families. Loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Rates paid on deposits and fees charged for other banking services, and other terms of these transactions, are also the same as those prevailing at the time for comparable transactions with other persons. The aggregate dollar amount of such loans outstanding at December 31, 2007 and 2006 was $2,427,000 and $2,946,000, respectively. None of such loans have been on non-accrual status, 90 days or more past due, or restructured at any time. The Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal shareholders, their associates, and members of such persons' immediate families.

         From time to time, we may also enter into other types of business transactions or arrangements for services with our directors, officers, principal shareholders, or their associates and members of their immediate families. These types of transactions or services might include, among others, leases of real property and legal services. We would usually only enter into such arrangements if we determine that the prices or rates offered are comparable to those available to us from unaffiliated third parties. We do not have written policies or procedures with respect to such transactions.

         We lease a lot at the corner of South Main Street and East Knight Street in Fountain Inn, South Carolina. The lot is leased for 20 years for $9,000 a year from Blake P. Garrett, Jr., Trustee, with four five-year renewal options. Lease payments are subject to increase to reflect increases in the Consumer Price Index. Blake P. Garrett, Jr., is the brother of Mason Y. Garrett, Chairman of our Board of Directors, and the uncle of Harold E. Garrett, one of our directors. Blake P. Garrett, Jr., is trustee for the partnership which owns the property. Baety O. Gross, Jr., who is one of our directors, from time to time provides legal services to us and we expect him to continue to do so in the future. Although he has not previously done so, we also expect that J. Calhoun Pruitt, Jr., who is also one of our directors, may provide legal services to us in the future.

         During 2007, our Chief Executive Officer and Chairman of our Board purchased from our Bank a 100% participation in two nonaccrual loans of an unaffiliated borrower totaling $811,000. Our Bank has not made any commitments or entered into any other agreements that would make it contingently liable to repurchase the participated interest.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Board has selected Elliott Davis, LLC, Certified Public Accountants with offices in Greenville, South Carolina, to serve as our independent certified public accountants for 2008. We expect that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so.

Fees Paid to Independent Auditors

         Set forth below is information about fees billed by our independent auditors for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2007 and 2006, and for other services rendered during such years on our behalf and on behalf of the Bank, as well as all out-of-pocket expenses incurred in connection with these services.

                                    Year Ended                  Year Ended
                                 December 31, 2007          December 31, 2006
                                 -----------------          -----------------
Audit Fees                           $68,000                       $56,385
Audit-Related Fees                         -                         2,500
Tax Fees                              10,000                         2,100
All Other Fees                             -                             -
                                     -------                       -------
      Total                          $78,000                       $60,985
                                     =======                       =======

Audit Fees

         Audit fees include fees incurred for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees

         Audit-related fees include fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under "Audit Fees."

Tax Fees

         Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation fees include fees incurred for professional services related to federal and state tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning.

All Other Fees

         All other fees would include fees for all other services other than those reported above.

         In making its decision to appoint Elliott Davis, LLC as our independent auditors for the fiscal year ending December 31, 2008, the Board of Directors considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of Elliott Davis, LLC.

Board Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         The Board of Directors pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to possible limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Board prior to completion of the audit. The Board may delegate to one or more designated members of the Board the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Board at its next scheduled meeting.

         General pre-approval of certain audit, audit-related and tax services is granted by the Board at the first Board meeting each year. The Board subsequently reviews fees paid. Specific pre-approval is required for all other services. During 2007, all audit and permitted non-audit services were pre-approved by the Board.

                             AUDIT COMMITTEE REPORT


         Our Audit Committee has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2007. Our Audit Committee has discussed with our independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC, required by Independence Standards Board Standard No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Elliott Davis, LLC, their independence.


         Based on their review of the consolidated financial statements and discussions with and representations from management and Elliott Davis, LLC referred to above, our Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for fiscal year 2007, for filing with the Securities and Exchange Commission.

         Michael L. Gault                          S. Blanton Phillips
         Baety O. Gross, Jr.                       J. Calhoun Pruitt, Jr.
         S. Hunter Howard, Jr.

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be presented at the meeting of shareholders. If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on the Proxy, your shares will be voted in accordance with the specifications so made.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         You may obtain copies of our Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2007, free of charge by requesting it in writing from Ronald K. Earnest, President, GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607. Copies may also be downloaded from the Securities and Exchange Commission Web site at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

         The Audit Committee Report shall not be deemed to be filed with the Securities and Exchange Commission, nor deemed incorporated by reference into any of our prior or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference.

                                 REVOCABLE PROXY
[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
                            GRANDSOUTH BANCORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS -May 21, 2008

         J. B. Garrett and Ronald K. Earnest, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Annual Meeting of Shareholders to be held on May 21, 2008, and at any adjournment thereof, as follows:

1.       Election of   [ ] FOR ALL  [ ]  WITHHOLD ALL   [ ] WITHHOLD INDIVIDUALS
         Directors.


         Nominees for one year terms:   Ronald K.  Earnest,  Harold E.  Garrett,
                                        Mason  Y.  Garrett,  Michael  L.  Gault,
                                        Baety O. Gross,  Jr., S. Hunter  Howard,
                                        Jr., S. Blanton  Phillips and J. Calhoun
                                        Pruitt, Jr.

                           Instructions:   To withhold authority to vote for any
                           individual(s), write the nominee's(s') name(s) on the line below.

                       ---------------------------------------------------------

                       ---------------------------------------------------------

2. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


                                                   ------------------
Please be sure to sign and date                         Date
 this Proxy in the box below.
---------------------------------------------------------------------




---------------------------------------------------------------------
Shareholder sign above           Co-holder (if any) sign above